EXHIBIT 4.3


          THIS WARRANT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, ASSIGNED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION), IN WHOLE OR IN PART, BY THE HOLDER, EXCEPT BY OPERATION OF LAW. THE SHARES OF COMPANY STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, ASSIGNED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION), IN WHOLE OR IN PART, BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE COMPANY AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.



                                WARRANT NO. ____

                            TO PURCHASE _____ SHARES
                                 OF COMMON STOCK
                                       OF
                                CN BANCORP, INC.
                            (a Maryland Corporation)

                      Not Transferable and Exercisable Only
                        Upon Conditions Herein Specified

                        Void after 5:00 o'clock P.M. EST,
                                on March 20, 2006


         CN BANCORP, INC., a Maryland corporation (the "Company"), hereby certifies that _____________, such holder's heirs, personal representatives and/or successors, registered on the books of the Company maintained for such purposes as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company the number of fully paid and non-assessable shares of Common Stock of the Company stated above, par value $10.00 per share (the "Shares"), at the purchase price of $10.00 per Share (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided), upon the terms and conditions herein provided.

         1.  EXERCISE OF WARRANTS.

             (a) Subject to the provisions of subsection (b) of this Section 1 and Section 4 hereof, upon presentation and surrender of this Warrant, with the attached Purchase Form duly executed, at the principal office of the Company at 7405 Ritchie Highway, Glen Burnie, Maryland 21061, or at such other place as the Company may designate by notice to the Holder hereof, together with a check payable to the order of the purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

             (b) This Warrant may be exercised in whole or in part at any time after March 20, 1998, and shall be void after 5:00 p.m. EST, on March 20, 2006.

         2. RIGHTS AND OBLIGATIONS OF WARRANT HOLDER. No Holder of this Warrant shall be entitled to any of the rights of a shareholder of the Company, including, but not limited to, to the extent applicable, the right to vote, give or withhold consent to any action by the Company, receive dividends, subscription rights, or otherwise, nor shall anything contained in this Warrant be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company; provided, however, in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant, including, without limitation, all the obligations imposed upon the Holder hereof by
Section 4 hereof. In addition, the Holder of this Warrant, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

         3. SHARES UNDERLYING WARRANTS. The Company covenants and agrees that all Shares delivered upon the exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp-taxes, liens and charges with respect to the purchase thereof.

         4. RESTRICTIONS ON EXERCISE; DISPOSITION OF WARRANTS OR SHARES. The Holder of this Warrant or of the Shares issuable upon the exercise of the Warrant, by its acceptance hereof, hereby (a) represents and warrants that this Warrant and the Shares issuable upon exercise hereof are being acquired for investment for the account of the Holder and with no intent to sell, transfer or subdivide such Warrant or Shares, (b)

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

understands and agrees that the Shares issuable upon the exercise of this Warrant have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and the Company has no current plans to register such Shares, (c) understands and agrees that this Warrant has been offered and sold pursuant to exemptions from the registration requirements of the Act and the State Acts which the Company believes are available and that the Warrant may only be exercised upon the issuance to the Company of an opinion of counsel satisfactory to counsel to the Company and/or for submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such exercise shall not be in violation of the Act and the State Acts, (d) understands and agrees that this Warrant may not be sold, pledged, hypothecated, donated, assigned or otherwise transferred (whether or not for consideration), in whole or in part, by the Holder, except by operation of law and (e) understands and agrees that the Shares issuable upon the exercise of this Warrant shall not be sold, pledged, hypothecated, donated, assigned or otherwise transferred (whether or not for consideration) by the Holder except upon the issuance to the Company of an opinion of counsel satisfactory to counsel to the Company and/or for submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

         5. ADJUSTMENTS. The number of Shares purchasable upon the exercise of this Warrant and the Purchase Price therefore is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

             (a) Effect of Stock Changes. If, at any time or from time to time, the Company shall (i) pay a dividend in shares of its Common Stock, (ii) subdivide outstanding shares of its Common Stock into a greater number of shares, or (iii) combine outstanding shares of its Common Stock into a smaller number of shares, the amount of shares purchasable upon the exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Warrant that number of shares of Common Stock which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised the Warrant immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision or combination and the Exercise Price shall be proportionately adjusted. An adjustment made pursuant to this subparagraph (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, if this Warrant is exercised between such record date or effective date and the date of happening of any such event.

             (b) Merger; Dissolution; Etc. In the event that at any time during the term of this Warrant there shall be (i) any capital reorganization or reclassification of the Common Stock of the Company, (ii) a consolidation or merger of the Company with another entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Warrant); or (iii) the sale or lease of all or substantially all of the assets of the Company; then, as a condition of the reorganization, reclassification, consolidation, merger, sale or lease, lawful and fair provision shall be made whereby the Holder of this Warrant after the transaction shall have the right to purchase and receive, upon the basis and

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

upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company purchasable and receivable immediately prior to the transaction upon the exercise of the rights represented by this Warrant, the shares of stock, securities or assets that may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock purchasable and receivable immediately prior to the transaction upon the exercise of the rights represented by the Warrant if the reorganization, reclassification, consolidation, merger, sale or lease had not taken place. Appropriate provisions shall be made in connection with a reorganization, reclassification, consolidation, merger, sale or lease with respect to the rights and interests of the Holder of this Warrant to the end that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares purchasable upon exercise of the Warrant) shall immediately after the transaction be applicable as nearly as possible to any shares of stock, securities or assets deliverable immediately after the transaction upon the exercise of the Warrant. The Company shall not effect any consolidation, merger, sale or lease unless, prior to the consummation of the transaction, the successor entity (if other than the Company) resulting from the consolidation or merger, or the entity purchasing or leasing the assets, assumes by written instrument executed and delivered to the Company the obligation to deliver to the Holder of this Warrant the shares of stock, securities or assets in accordance with the foregoing provisions that the Holder may be entitled to purchase.

             (c) Notice of Change in Warrant. Whenever the number of Shares purchasable hereunder or the Exercise Price therefor is adjusted as herein provided, the Company shall cause to be mailed to the Holder a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant and/or the Exercise Price has been adjusted, (ii) setting forth the adjusted number of Shares purchasable and/or the adjusted Exercise Price upon the exercise of this Warrant and (iii) showing in reasonable detail the computations and the facts upon which such adjustments are based. The Company's board of directors, acting in good faith, shall determine the calculation.

             (d) Other Notices. In case at any time (i) the Company pays any dividends payable in stock upon its Common Stock or makes any distributions (other than regular cash dividends) to the holders of its Common Stock; (ii) the Company offers for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; (iii) there is a capital reorganization or reclassification of the Common Stock of the Company, or a consolidation or merger of the Company with, or a sale or lease of all or substantially all of its assets to, another entity; or (iv) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of these cases, the Company shall cause to be mailed to the Holder of this Warrant notice of the date on which (i) the books of the Company close or a record is taken for the dividend, distribution or subscription rights, or (ii) the reorganization, reclassification, consolidation, merger, sale, lease, dissolution, liquidation, or winding shall take place. The notice also shall specify the date as of which the holders of the Common Stock of record shall participate in dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, sale, lease, dissolution, liquidation, or winding up. The notice shall be given at least ten (10) days prior to the closing of the transaction in question and not less than

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

ten (10) days prior to the record date or the date on which the Company's transfer books are closed with respect to the transaction. Failure to give the notice, or any defect in the notice, shall not affect the legality or validity of any transaction covered or to be covered in the notice. On the date of the dissolution, liquidation or winding up of the Company, if it actually occurs, this Warrant and all rights existing under this Warrant shall terminate.

             (e) Form of Warrant. Irrespective of any adjustment or change in the number or class of shares purchasable under this Warrant or in the Exercise Price per Share, this Warrant may continue to express the Exercise Price and the number and class of Shares purchasable upon exercise of this Warrant as the Exercise Price and the number and class of Shares purchasable were expressed in this Warrant when it was initially issued.

         6. FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a Share upon the exercise of this Warrant. In lieu of issuing a fraction of a Share remaining after exercise of this Warrant as to the full shares covered hereby, the Corporation shall make a cash payment for any fraction of a Share equal to the same fraction of the Exercise Price.

         7. LOSS OR DESTRUCTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         8. SURVIVAL. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise and surrender of this Warrant.

         9. NOTICES. Whenever any notice, payment or any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at his address as it appears on the books of the Company.

         IN WITNESS WHEREOF, CN Bancorp, Inc., has caused this Warrant to be executed on its behalf under seal as of this ___ day of ___________, ______.

ATTEST:                                 CN BANCORP, INC.


By:                                     By:
   ---------------------------              --------------------------- (SEAL)
          Secretary                                  President


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